UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2016

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 26, 2016 our Board of Directors amended and restated our By-Laws (the “Amended and Restated By-Laws”) to make changes to the procedures by which stockholders may nominate directors by implementation of a proxy access bylaw. Article III, Section 3.16 of the Amended and Restated By-Laws permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors and 20% of the number of directors then serving on our Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article III, Section 3.16.

The Amended and Restated By-Laws also make clarifications, updates and conforming changes to the advance notice provisions in Article II.

This description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the Amended and Restated By-Laws filed as Exhibit 3(ii) to this Report.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3(ii): Amended and Restated By-Laws of The Interpublic Group of Companies, Inc. dated as of October 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: October 26, 2016	By: /s/ Andrew Bonzani
Name: Andrew Bonzani Title: Senior Vice President, General Counsel and Secretary